UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 23, 2010

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 W. Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Desert Capital REIT, Inc., a Maryland corporation (the "Company") successfully entered into a Forbearance  Agreement dated as of June 11, 2010, but effective as of June 23, 2010 (the "Forbearance Agreement") with the lenders named therein (collectively, the "Lender") relating to that certain Guaranty dated September 17, 2007, executed by the Company (the "Guaranty"), which guaranteed to the Lender the payment of a loan in the original principal amount of $13,675,000 (the "Loan") made by Lender to Warm Jones, LLC (the "Borrower").  The Loan is secured by certain real property collateral (the "Collateral").  The Borrower failed to repay the Loan upon its maturity and the Lender filed a Notice of Default and commenced foreclosure proceedings against the Collateral.  The Lender also filed an action against the Company for breach of the Guaranty.  Pursuant to the terms of the Forbearance Agreement, subject to certain conditions, the Lender has (i) agreed to rescind the Notice of Default and forbear and refrain from restarting a foreclosure action or exercising any other rights or remedies against Borrower or Guarantor that may exist by virtue of the existing events of default under the Loan, and (ii) waive all outstanding interest, fees and costs that are currently due or become due under the Loan during the forbearance period.

The Lender’s agreement to forbear from exercising its remedies was and continues to be conditioned on (i) Guarantor’s payment of approximately $236,655.36 in outstanding property taxes owing on the Collateral concurrently with the execution of the Forbearance Agreement, which has been paid in full (ii) Guarantor’s payment of foreclosure fees and expenses in the approximate amount of $24,871 concurrently with the execution of the Forbearance Agreement, which also has been paid in full (iii) Guarantor’s payment of  the 2010 and 2011 property taxes and other assessments against the Collateral as and when they become due, and (iv) the occurrence of no additional events of default under the Loan.

In the event the Guarantor does not comply with the terms of the Forbearance Agreement or the Loan is not paid in full on or before June 12, 2011, the Lender’s agreement to forbear will terminate, Lender may proceed to exercise its remedies to collect the Loan and the waivers of outstanding interest, fees and costs shall be revoked.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement dated as of June 11, 2010 but effective as of June 23, 2010, a copy of which is attached and incorporated herein as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1           Forbearance Agreement dated as of June 11, 2010 but effective as of June 23, 2010, among Desert Capital REIT, Inc. and the lenders named therein.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 7, 2010

DESERT CAPITAL REIT, INC.

By:   /s/  Todd B. Parriott
Todd B. Parriott
Chief Executive Officer